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                                  EXHIBIT 3(d)

                            CERTIFICATE OF AMENDMENT

                                       OF

                        THE CERTIFICATE OF INCORPORATION
                                       OF
                    THE CLARIDGE HOTEL AND CASINO CORPORATION
                 under Section 805 of the Business Corporate Law

         THE CLARIDGE HOTEL AND CASINO CORPORATION (the "Corporation), a corporation organized and existing under New York law

         DOES HEREBY CERTIFY

         FIRST:    The Corporation's name is "The Claridge Hotel and Casino
Corporation".

         SECOND:    The Certificate of Incorporation of the Corporation was
filed with the Secretary of State of the State of New York on August 26, 1983.

         THIRD (A) -    The Certificate of Incorporation is amended for the
purposeof expanding the purposes of the Corporation.

         THIRD (B):    To effect the foregoing amendment, Article Second of the
Corporation's Certificate of Incorporation is hereby amended to read in its entirety as follows:

         SECOND:    The purposes for which this Corporation is formed are
to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York, provided that the Corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body of the State of New York, without such consent or approval first being obtained.

         FOURTH:    This amendment to the Certificate of Incorporation of the
Corporation was duly authorized by the Board of Directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of holders of Class A stock.

         IN WITNESS WHEREOF, we have signed this certificate on the 26th day of June, 1991, and we affirm the statements contained herein as true under penalties of perjury.

                                   THE CLARIDGE HOTEL AND CASINO CORPORATION

                                            By: /s/ Shannon Bybee
                                                ------------------------

                                            By: /s/ Gloria E. Soto
                                                -------------------------
                                                Secretary